Exhibit 99.1

Kaival Brands (OTCQB: KAVL) Reports Second Quarter Revenues of $18.1 million and an additional $41.6 million in consignment-based orders from Grocery Store Warehouse and C-Store Master

Secures largest first-time order in Company history

GRANT, FL, June 21, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), is the exclusive global distributor of products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick disposable electronic nicotine delivery system (“ENDS”), which is intended exclusively for adults 21 and over.

The Company reported revenue of $18.1 million for its fiscal second quarter, ended April 30, 2021, while also adding two large significant product orders, including the largest first-time order in the Company’s history, for approximately $22.4 million of product from Grocery Supply Warehouse, Inc. (“GSW”), which services over 25,000 stores. Niraj Patel, Chief Executive Officer of Kaival Brands notes, these two $41.6 million aggregate orders from GSW and C-Store Master represent some of the largest individual orders we have received since commencing business and, we believe, they are indicative of our robust pipeline and shift to large wholesalers and distributors versus smaller retailers.”

“This shift in strategy also helps us remain an industry-leader in our effort to continually exceed Prevent All Cigarette Trafficking (PACT) Act compliance standards. The Bidi® Stick experience is unrivalled, as evidenced by our leading market share within the ENDS category,” says Mr. Patel. While the potential contract values of additional national retailers are significantly higher than those of smaller retailers and wholesalers, the process to navigate these substantial contracts is more onerous and time consuming, but one which Kaival Brands believes is worth the investment because, as mentioned above, the Company is optimistic that more large orders will follow.

In April 2021, we received an order for approximately $22.4 million of product from GSW and another order of approximately $19.2 million of product from Lakshmi Distributor, Inc., doing business as C-Store Master (“C-Store Master”), which currently services Circle K stores and is in the process of adding other major chains.

Kaival Brands recognizes revenue in two ways, which is similar to other consumer product brands. Typically, the Company will receive an order from a retailer or distributor and subsequently ship from its fulfilment center. Under typical payment terms, Kaival Brands receives payment for the product at the time the customer obtains control of the products. In addition, the Company has some contracts with 120-day payment terms, which is common practice when working with larger wholesalers and distributors. With respect to these types of orders, Kaival Brands fulfills and ships the entire product order upfront to the distributor, and then receives payment for products upon sale of the product by the wholesale or distributor, as applicable, payable on a recurring monthly basis. This payment cycle lasts 120-days. Our most recent orders with 120-day terms, represents an aggregate of approximately $41.6 million, were placed in April 2021 by GSW and C-Store Master. Despite these orders being placed in the second quarter of fiscal 2021, revenue recognition rules require us to recognize revenues once the product sells, or payment is received, of which there can be no assurance.

As previously discussed, Kaival Brands recently received approval to market and sell Bidi Vapor products in 11 countries (Europe and Russia). While continuing to build its international infrastructure, the Company did experience COVID-19 related global logistical hurdles, pushing back the launch. Despite delays, the Company remains focused and confident about launching the BIDI® Stick in the U.K. in the near future.

Further, as market adoption of the BIDI® Stick and market share gains continue, the Company remains enthusiastic regarding the opportunity for the BIDI® Pouch, which does not use Swedish Match IP. During the final pre-launch, the Company encountered COVID-19-related supply chain and manufacturing setbacks but continues to remain confident that the BIDI® Pouch will arrive on shelves in the near term.

Given the various impacts during the second quarter of fiscal 2021, as discussed in this release, including COVID-19-related impacts on our U.K. market launch and BIDI® Pouch launch, as well as the expected ongoing impacts to our revenues as a result of our contracts with 120-day payment terms, we believe it is prudent to review our current revenue guidance. We have begun our initial diligence around evaluating our previously issued revenue guidance and expect to update it in the near term.

Additionally, as the Food and Drug Administration’s Premarket Tobacco Product Application (PMTA) review process continues, we expect to issue commentary updating the investment community soon. In addition, the Company will provide an update regarding the continued, proactive steps and measures the Company continues to take to exceed current guidelines and standards in the current regulatory environment.

Mr. Patel concluded, “As we continue to work to grow our business, we also remain focused on our Nasdaq application. Subject to approval of the application, and no unexpected delays, we believe that our shares will begin to trade on Nasdaq in August.”

Mr. Patel, the Company’s President, Chief Executive Officer, and Chief Financial Officer, owns and controls Bidi Vapor. As a result, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related party.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. The Company’s premiere device, the BIDI® Stick, is a premium product made with medical-grade components, a UL-certified battery, and technology designed to deliver a consistent vaping experience for adults 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to our mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com.

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ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the approval of our application for listing on the Nasdaq Capital Market; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributors or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:

Inflection Partners, LLC
New York | Philadelphia | New Orleans
www.inflectionpartnersllc.com
Office: (504) 381-4603
investors@kaivalbrands.com

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